Exhibit 5.1

NEW YORK | SAN FRANCISCO | SILICON VALLEY | TEL AVIV | WASHINGTON, D.C.
RIMON LAW GROUP, P.C.
1375 BROADWAY, FLOOR 3, NEW YORK, NY 10018 P: 800.930.7271 212.363.0270
www.rimonlaw.com

August 31, 2011

VIA ELECTRONIC TRANSMISSION

Geltology Inc.
c/o Ryan Goldstein
54 West 16th Street Suite 10b
New York, New York 10011

RE:      Geltology Inc.; Form S-1 Registration Statement

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Geltology Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on August 31, 2011.  The Registration Statement relates to the offer and sale by the Company (the “Offering”) of up to 5,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. We have acted as your counsel in connection with the Registration Statement and the Offering.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

         Based on our examination mentioned above, we are of the opinion that the shares of Common Stock offered for sale by the Company in the Offering are duly authorized, and upon issuance thereof by the Company and payment therefor by the purchasers from the Company in the Offering, such shares of Common Stock will be validly issued, fully paid and non-assessable.

NEW YORK | SAN FRANCISCO | SILICON VALLEY | TEL AVIV | WASHINGTON, D.C.
RIMON LAW GROUP, P.C.
1375 BROADWAY, FLOOR 3, NEW YORK, NY 10018 P: 800.930.7271 212.363.0270
www.rimonlaw.com

 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under “Legal Matters” in the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very Truly Yours,
/s/
Rimon Law Group, P.C.